SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549





                                    FORM 8-K

                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934




Date of Report:June 26, 2001



                                  DRUCKER, INC.
                                 --------------
                (Name of registrant as specified in its charter)



Delaware                        0-29670                     N/A
-----------------             -------------            ------------------
(STATE OR OTHER               (COMMISSION              (IRS EMPLOYER
JURISDICTION OF               FILE NUMBER)             IDENTIFICATION NO.
INCORPORATION)



            #1 - 1035 RICHARDS STREET, VANCOUVER B.C., CANADA V6B 3E4
           ----------------------------------------------------------
                                    (ADDRESS)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (604) 689-4407

ITEM 1. CHANGES IN CONTROL OF REGISTRANT

          None.


ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

   The Board of Directors of Drucker Inc. ("Drucker" or the "Company") reports that in view of the disappointing results of the SEM-1 well on the Hassi Bir Rekaiz oil exploration project in Algeria and the significant cost overruns accrued to date by the operators, the Company and its partners have elected to terminate involvement in the project. As a result, the Company and its partners have forfeited their respective interests in the project and no further payments will be made in connection with Hassi Bir Rekaiz.

     In Egypt, the West Gharib joint venture participants have planned a two well drilling program in the Hana field area. The program is expected to commence in the third quarter of 2001 and is designed to appraise the extent of the Kareem and Rudeis reservoirs to the west and south of the current field outline. If successful, the wells could significantly increase the scope of the field development. Drucker Petroleum Inc., a wholly owned subsidiary of Drucker Inc., holds a 20% interest of the onshore 2,530 sq km West Gharib Block in the Gulf of Suez, Egypt. Tanganyika Oil Company Ltd., through its wholly owned subsidiary, Dublin International Petroleum (Egypt) Limited, is the operator holding a 50% interest, and GHP Exploration (West Gharib) Ltd., a wholly owned subsidiary of TransAtlantic Petroleum Corp. holds the remaining 30% interest.


ITEM 3. BANKRUPTCY OR RECEIVERSHIP

          None.


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

          None.


ITEM 5. OTHER EVENTS

          None.


ITEM 6. RESIGNATION AND APPOINTMENT OF OFFICERS AND DIRECTORS

          None.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS, & EXHIBITS

          Financial Statements - None

          Exhibits - None

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  June 26, 2001                              DRUCKER, INC.


                                                  By:/s/Gerald Runolfson
                                                  ---------------------------
                                                  Gerald Runolfson, President